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                                                                   EXHIBIT 10.14

                          LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of April 12, 2001, by and among Onyx Software Corporation (the "Borrower") and Silicon Valley Bank ("SVB"), as agent for itself and the Lenders (in such capacity "Agent") and Comerica Bank-California ("Comerica") as a Lender (collectively the "Banks").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Banks, Borrower is indebted to Banks pursuant to, among other documents, a Loan and Security Agreement, dated November 8, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Twenty Five Million Dollars ($25,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Banks shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and in Intellectual Property Security Agreement

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification to Loan Agreement.

               Sub letter (i) under defined term "Permitted Indebtedness" as set forth in Section 13.1 entitled "Definitions" is hereby amended in part to provide that the amount of Permitted Indebtedness in aggregate is hereby increasing temporarily to One Million Dollars ($1,000,000) for the sole purpose of Borrower guaranteeing a loan of like amount to Eben W. Frankenberg and Sarah S. Frankenberg until August 6, 2001.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.
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6.   CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE.  The Borrower
affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by the State of Washington, as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower, as set forth in the Loan Agreement. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Banks is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Banks to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Banks and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Banks in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANKS:

ONYX SOFTWARE CORPORATION                SILICON VALLEY BANK, (as Agent)

By: /s/ Amy Kelleran                     By: /s/ Geir B. Hansen
   ---------------------------------        ----------------------------------
Name: Amy Kelleran                       Name: Geir B. Hansen
     -------------------------------          --------------------------------
Title: VP Finance & Corp. Controller     Title: Senior VP
      ------------------------------           -------------------------------

                                         COMERICA BANK-CALIFORNIA, (as a Lender)

                                         By: /s/ Arne F. Olson
                                            ----------------------------------
                                         Name: Arne F. Olson
                                              --------------------------------
                                         Title: Vice President
                                               -------------------------------

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[LOGO OF SILICON VALLEY BANK]


                              SILICON VALLEY BANK


                       PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:               Onyx Software Corporation

LOAN OFFICER:           Leslie Smith / Geir B. Hansen

DATE:                   April 12, 2001


                        Documentation Fee      $250.00

                        TOTAL FEE DUE          $250.00
                        -------------          =======

Please indicate the method of payment:

        { } A check for the total amount is attached.

        { } Debit DDA # __________________ for the total amount.

        { } Loan proceeds


_________________________________
Borrower                 (Date)


_________________________________
Silicon Valley Bank      (Date)
Account Officer's Signature